John Hancock Trust
John Hancock Variable Insurance Portfolios, LLC
POWER OF ATTORNEY
     I do hereby constitute and appoint David D. Barr, John J. Danello, Kinga Kapuscinski, Nicholas J. Kolokithas, Thomas Kinzler, Charles Rizzo, Betsy Anne Seel, Christopher Sechler, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Trust (the “Trust”), or in the event of the conversion of the Trust, pursuant to a Plan of Conversion and the provisions of Section 18-214 of the Delaware Limited Liability Company Act, to a Delaware limited liability company to be known as John Hancock Variable Insurance Portfolios, LLC (the “Company”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s, or the Company’s, registration statement on Form N-14 relating to the portfolio combinations listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.
Portfolio Combinations

The Trust:	The Company:
U.S. Government Securities Trust, a series of the Trust, into Short Term Government Income Trust, a series of the Trust	U.S. Government Securities Fund, a series of the Company, into Short Term Government Income Fund, a series of the Company

Short Term Bond Trust, a series of the Trust, into Short Term Government Income Trust, a series of the Trust	Short Term Bond Fund, a series of the Company, into Short Term Government Income Fund, a series of the Company

Overseas Equity Trust, a series of the Trust, into International Value Trust, a series of the Trust	Overseas Equity Fund, a series of the Company, into International Value Fund, a series of the Company

The Trust:	The Company:
All Cap Growth Trust, a series of the Trust, into Capital Appreciation Trust, a series of the Trust	All Cap Growth Fund, a series of the Company, into Capital Appreciation Fund, a series of the Company

Pacific Rim Trust, a series of the Trust, into International Equity Trust A, a series of the Trust	Pacific Rim Fund, a series of the Company, into International Equity Fund A, a series of the Company

Name	Signature	Title	Date

Charles L. Bardelis		Trustee / Director*	**

James R. Boyle		Trustee / Director*	**

Peter S. Burgess		Trustee / Director*	**

Elizabeth G. Cook		Trustee / Director*	**

Grace K. Fey		Trustee / Director*	**

Theron S. Hoffman		Trustee / Director*	**

Hassell H. McClellan		Trustee / Director*	**

James M. Oates		Trustee / Director*	**

Steven M. Roberts		Trustee / Director *	**

*	Trustee of John Hancock Trust / Director of John Hancock Variable Insurance Portfolios, LLC

**	January 15, 2010